Exhibit 24.1

POWERS OF ATTORNEY

OLYMPIC STEEL, INC.

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Olympic Steel, Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Richard T. Marabito and Richard A. Manson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock, without par value, of the Registrant issuable in connection with the amendment to the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this third day of September, 2021.

OLYMPIC STEEL, INC.

By:	/s/ Richard A. Manson
Richard A. Manson, Chief Financial Officer

Directors and Officers:

/s/ Richard T. Marabito	/s/ Richard A. Manson
Richard T. Marabito, Chief Executive Officer and Director	Richard A. Manson, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael D. Siegal	/s/ Arthur F. Anton
Michael D. Siegal, Chairman of the Board	Arthur F. Anton, Lead Director

/s/ Dirk A. Kempthorne	/s/ Idalene F. Kesner
Dirk A. Kempthorne, Director	Idalene F. Kesner, Director

/s/ Michael G. Rippey	/s/ Richard P. Stovsky
Michael G. Rippey, Director	Richard P. Stovsky, Director

/s/ Vanessa L. Whiting	/s/ David A. Wolfort
Vanessa L. Whiting, Director	David A. Wolfort, Director and Senior Advisor